Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 7, 2013 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Tecumseh Products Company and subsidiaries on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Tecumseh Products Company and subsidiaries on Form S-3 (File No. 333-150495, effective May 7, 2008).
/s/ GRANT THORNTON LLP
Southfield, Michigan
March 7, 2013